UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2000

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-31353	88-0404186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 1, 3071 No. 5 Road Richmond, B.C., Canada	V6X 2T4
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 718-2188

(Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets

General

On December 31, 2000, we completed the purchase of all of the assets of Second Pharmacy Factory of Yancheng City, ("Second Pharmacy"), a Chinese corporation. The assets were purchased from The People's Government of JianWu County, JiangSu Province, the People's Republic of China. The purchase was completed pursuant to the terms of an Acquisition and Investment Agreement dated September 12, 2000, a copy of which is attached to this report on Form 8K as an exhibit.

In accordance with the Acquisition and Investment Agreement, the purchase price was a total of RMB14,000,000.00 (approximately US $1,690,000.00 based upon current exchange rates), which was paid in cash in two installments, plus assumption of liabilities totaling approximately RMB400,000 (approximately US $48,000). The first cash installment totaling RMB3,000,000.00 (approximately US $362,000) , was paid on September 18, 2000. The second cash installment of RMB11,000,000.00 (approximately US $1,328,000) was paid in two parts, on November 22 and November 28, 2000.

The purchase price for the assets of Second Pharmacy was determined through arms length negotiation with the seller. Neither we, nor any of our officers, directors or affiliates, had any material pre-existing relationship with the seller.

The cash purchase price for the assets of Second Pharmacy was paid on our behalf by Xin Chen, one of our principal shareholders. These payments were part of a total of $5,000,000 US which Mr. Chen paid or advanced on our behalf during the fiscal year ending December 31, 2000. The funds advanced by Mr. Chen were used for a variety of purposes including being used in part for purchase of the assets of Second Pharmacy and in part for purchase of all of the issued and outstanding stock Tian'an Investments Limited, a British Virgin Islands Corporation (which was completed on or about December 21, 2000 and described in a report on Form 8K dated December 21, 2000). The advances made on our behalf by Mr. Chen were initially treated as a loan. However, on December 31, 2000, Mr. Chen agreed to convert his loan to an equity investment, and our Board of Directors authorized the issuance of shares of common stock and warrants to Mr. Chen in full satisfaction of this loan. (See ITEM 5. Other Events).

As more fully described below, the assets of Second Pharmacy consist primarily of an automated assembly line used for the production of various pharmaceutical products. It is our intention, following purchase of these assets, to continue to use them for the production of pharmaceutical products and to seek to expand and improve the operations.

In addition to payment of the initial purchase price of RMB14,000,000 for purchase of the existing assets of Second Pharmacy, the Acquisition and Investment Agreement contemplates that during the next three years we will invest an additional sum of RMB14,000,000 in fixed assets, technological improvements, research and development and marketing in order to improve and expand the operations of Second Pharmacy. In return for our commitment to make this additional capital investment, the seller, The People's Government of JianWu County, JiangSu Province, the People's Republic of China agreed to grant us various incentives, including rent free occupancy of certain new plant space for 50 years, an agreement to refund certain Value Added Tax for 3 years, a 100% exemption from income taxes for three years commencing in 2001, a 50% exemption from income taxes for an additional 3 years thereafter, an exemption from the Industrial and Commercial Administration Charge and other industry fees for one year, and an exemption from a variety of other fees and surcharges during the period that the new plant space is under construction.

Forward Looking Statements

All statements contained in the following description of the business of Second Pharmacy which are not statements of historical fact are what are known as "forward looking statements," which are basically statements about the future, and which for that reason, involve risk and uncertainty, since no one can accurately predict the future. Words such as "plans," "intends," "will," "hopes," "seeks," "anticipates," "expects," "goal" and "objective" often identify such forward looking statements, but are not the only indication that a statement is a forward looking statement. Such forward looking statements include statements of our plans and objectives with respect to the present and future operations of the plant facilities and equipment purchased from Second Pharmacy, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause us to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Such factors and future events include, but are not limited to, the factors and future events which are described below under "Background and Business of Second Pharmacy."

Background and Business of Second Pharmacy

Second Pharmacy Factory of Yancheng City is a medical manufacturing plant located in Jiangsu Province. It was incorporated in 1971 under the laws of China. The factory produces both pharmaceutical active ingredients and pharmaceutical preparations including chemically combined pharmaceutical active ingredients, tablets, capsules, syrups, infusion solutions and tincture solutions. Currently, it produces over 100 products, and is capable of manufacturing North American standard products.

The factory has installed a high quality, high capacity and highly automated assembly line and equipment to expand production capacity and scope. The factory has been honored on several occasions for the quality of its products. Among the honors it has received are the "Excellent Enterprise of Medicine Business in Jiangsu," "the Top Ten Enterprise in Jiangsu," "the Second Star Enterprise of Yancheng," "National Good Credit Products," "Good Quality Products," and "Famous Brand of Yancheng."

The factory area is 20,000 M2, with 15,000 M2 of building space. It employs 410 people,

more than 1/4 of whom are technicians. The Second Factory's fixed assets include an advanced production line, an infusion production line with a capacity of 9 million bottles per year, and a capsule product line capable of producing 5 million capsules per year. It maintains a consistent program of advanced research and development, and its assay center has various testing capabilities and a sound quality assurance system. The Second Factory has four sales departments and four branch offices and its sells product throughout China. It has the capacity and expertise to produce North American products under license.

Following our purchase of the assets of Second Pharmacy, we took control of its business operations. At that time, we appointed Mr. Xin Chen as the new General Manager, but otherwise retained all remaining management employees. It is our intention to use the facilities and employees of Second Pharmacy to continue to produce its current product line and to expand its production to include additional health products. We also intend to expand the research and development operations conducted at the Second Pharmacy facility and to seek to increase the sales volume for the products manufactured at the Second Pharmacy facility by expanding the sales team and linking it with TZF's existing marketing platform.

ITEM 5. Other Events

During the fiscal year ending December 31, 2000, Mr. Xin Chen, who is one of our principal shareholders, and is Chairman of our Board of Directors, advanced a total of $5,000,000 on our behalf. These funds were used in part for purchase of the assets of Second Pharmacy, as described above, and in part for purchase of all of the issued and outstanding stock of Tian'an Investments Limited, a British Virgin Islands Corporation (which was completed on or about December 21, 2000 and described in a report on Form 8K dated December 21, 2000).

The advances made on our behalf by Mr. Chen were initially recorded on our books as a loan. However, on December 31, 2000, we reached an agreement with Mr. Chen to convert this loan to an equity investment through the issuance to him of 10,000,000 shares of common stock and warrants to purchase an additional 10,000,000 shares of common stock at any time during the next two years.

The 10,000,000 shares issued to Mr. Chen in cancellation of his loan were valued at approximately $0.75 CDN per share (or $0.50 US). The warrants issued to Mr. Chen entitle him to purchase up to an additional 10,000,000 shares of common stock at a price of $1.50 CDN per share (approximately $1.00 US per share) at any time prior to December 31, 2001, and at a price of $2.50 CDN per share (approximately $1.67 US per share) at any time during calendar year 2002. The warrants expire if not exercised prior to December 31, 2002.

Prior to the conversion of Mr. Chen's loan to an equity investment, we had a total of approximately 25,657,309 shares of common stock issued and outstanding, of which Mr. Chen owned 5,100,000 shares, or approximately 19.87%. Following the loan conversion, we had a total of approximately 35,657,309 shares issued and outstanding, of which Mr. Chen owned 15,100,000 shares, or approximately 42.35%.

ITEM 7. Financial Statements and Exhibits

a) Financial statements of the business acquired.

i) INDEPENDENT ACCOUNTANTS' REVIEW REPORT

ii) T.Z.F. INTERNATIONAL HERBS (JIANGSU) CO., LTD., Balance Sheet, 12/31/2000

iii) T.Z.F. INTERNATIONAL HERBS (JIANGSU) CO., LTD., Income and Retained Earnings - Year 2000

iv) T.Z.F. INTERNATIONAL HERBS (JIANGSU) CO., LTD., Statement of Cash Flows: January - December, 2000

v) T.Z.F. INTERNATIONAL PHARMACEUTICAL (JIANGSU), INC. (Formerly Second Pharmacy Factor of Yangcheng City)- NOTES TO FINANCIAL STATEMENTS

(b) Pro forma financial information.

i) Report on Examination of Pro Forma Financial Information

ii) Pro Forma Condensed Consolidated Balance Sheets

iii) Pro Forma Statement of Operations - January 1, 1999 to December 31, 1999

iv) Pro Forma Statement of Operations - January 1, 2000 to September 30, 2000

v) Notes to unaudited pro forma financial statements

(c) Exhibits

The following exhibits are incorporated by reference: 2.1 - Acquisition and Investment Agreement, dated September 12, 2000, between the Company and The People's Government of JianWu County, JiangSu Province, the People's Republic of China, filed with the Securities and Exchange Commission on January 16, 2001 on Form 8K.

T.Z.F. International Pharmaceutical (Jiangsu) Inc.

Financial Statements for the year 2000

INDEPENDENT ACCOUNTANTS' REVIEW REPORT

No.11/2001 Sheng Peng Co.

To T.Z.F. International Pharmaceutical (Jiangsu) Inc. (formerly Second Pharmacy Factory of Yancheng)

We have reviewed the accompanying Balance Sheet of T.Z.F. International Pharmaceutical (Jiangsu) Inc. (formerly Second Pharmacy Factory of Yancheng) as of December 31, 2000, and the Statements of Operations, Cash Flows of year 2000. These financial statements are the responsibility of the Company's management. We are the responsibility of reviewing.

We conducted our review in accordance with standards established by the China Institute of Certified Public Independent Accountants. During a review of interim financial information, we randomly complied with applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters under the company real circumstances.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with China Enterprise Accounting Principles and China Industry Enterprise Accounting Principles.

Shenzhen Pengcheng Certified PublicAccountants

Zhang Guanglu

Shenzhen, China

January 15, 2001

T.Z.F. INTERNATIONAL HERBS (JIANGSU) CO., LTD.

Balance Sheet, 12/31/2000

ASSET	NOTES	YEAR BEGINNING	YEAR ENDING (Unit, U.S. $)
CURRENT ASSETS
Cash	1	468,904.75	1,005,456.11
Bills Receivable		68,637.08	79,095.43
Accounts Receivable	2	963,260.58	1,675,846.82
Accounts Receivable -Other	3	486,603.25	701,926.75
Inventory	4	964,313.47	861,459.99
		2,951,719.13	4,323,785.11
Long Term Investment
Long Term Equity Investment		122,333.66	-
		122,333.66	-
Fixed Asset:
Fixed Asset -at Cost:	5	1,105,180.05	724,516.33
Less: Accumulated Depreciation		284,303.46	176,095.33
Fixed Asset, Net		820,876.59	548,421.00
Under Construction Projects	6	102,924.91	1,918,374.35
Fixed Asset Clearance	7	-	239,260.77
		923,801.49	2,706,056.12
Intangible Assets and Other Assets
Intangible Assets	8	-	1,239,941.84
		-	1,239,941.84
		3,997,854.28	8,269,783.07
Liabilities and Shareholder's Equity
Current Liabilities
Short Term Debts	9	1,010,882.71	1,095,526.00
Accounts Payable	10	1,077,348.64	913,669.21
Salary Payable		60,375.04	37,398.57
Accounts Payable- Welfare	11	32,902.87	57,422.91
Tax Payable	12	204,789.51	389,933.87
Accounts Payable- Others		243,864.10	350,000.62
Inner Accounts Payable		41,924.46	-
Inner Financing Accounts		111,363.00	-
		2,783,450.33	2,843,951.18
Long Term Debts:
Long Term Debts		84,643.29	-
Bond Payable		399.60	399.60
Long Term Account Payable	13	336,094.32	305,738.36
		421,137.21	306,137.96
		3,204,587.54	3,150,089.14
Shareholders' Equity:
Share Capital	14	74,375.52	1,692,865.78
Capital Earnings	15		1,314,317.36
Flexible Earnings	16	423,924.70	636,132.17
Retained Earnings		294,966.52	1,476,378.61
		793,266.75	5,119,693.93
		3,997,854.28	8,269,783.07

Director: Chen Xin

Reporter: Gu Yongchun

T.Z.F. INTERNATIONAL HERBS (JIANGSU) CO., LTD.

Income and Retained Earnings - Year 2000

Items	Notes	Year Ending (Unit: US $)
A. Revenue from Principal Business	17	3,637,045.64
Net Revenue from Principal Business		3,637,045.64
Less: Costs of Principal Business	18	2,495,208.67
Principal business Tax and Addition		23,111.05
B. Profit from Principal Business		1,118,725.92
Add: Profit from Other Business	19	1,101,753.33
Less: Sales Expense		300,399.61
Administration Expense		470,198.78
Financial Expense		32,391.81
C. Profit from Operation		1,417,489.05
Add: Investment Income
Less: Other Expense		10,369.25
D. Total Gross Profit		1,407,119.80
Less: Income Tax		13,500.24
E. Net Profits		1,393,619.56
Add: Retained Earnings of Year Beginning		294,966.52
F. Retained Earnings		1,688,586.08
Less: Drawout Flexible Earnings		212,207.47
G. Dividable Profit		1,476,378.61
H. Retained Earnings, End of Year		1,476,378.61

Director: ChenXin

Reporter: Gu Yongchun

T.Z.F. INTERNATIONAL HERBS (JIANGSU) CO., LTD.

Statement of Cash Flows: January - December, 2000

Items	Amount (Unit: U.S. $)
A. Cash Derived from Operating Activities
Cash from Sales and Providing Labor	2,924,459.40
Cash from Other Operating Activities	1,903,508.48
4,827,967.88
Cash Paid for Purchasing	2,556,034.63
Cash Paid for Employee	532,402.13
Value Increased Tax	299,478.85
Tax other than Value Increased Tax and Income Tax	115,896.00
Cash Paid for Other Operating Activities	747,001.17
4,250,812.77
Net Cash Flows from Operating Activities	577,155.11
B. Cash Derived from Investing Activities
Cash Paid for Purchasing Fixed Assets, Intangible Assets and Other Long-Term Assets
-
Net Cash Flows from Investing Activities	-
C. Financing Activities
Cash From Debts
Cash Received from Other Financing Activities
-
Cash Paid for Interest	40,603.74
Cash Paid for Other Financing Activities
40,603.74
Net Cash Flows from Financing Activities	40,603.74
D. Amount Effected by Currency Exchange	-
E. Net Increased Amount of Cash and Cash Equivalent	536,551.36
1. Investing and Financing Activities Not Requiring Use of Cash	-
2. Cash Flows from Adjusting Net Profits to Operating Activities
Net Profit	1,393,619.56
Add: Bad Debt Preparing or Write off Bad Debts
Depreciation	33,194.82
Amortized Intangible Assets and Other Assets
Reduced Amortized Expense (Less: Increased)
Financial Expense	32,391.81
Reduced Inventory (Less: Increased)	102,853.48
Reduced Account Receivable (Less: Increased)	- 927,909.74
Increased Account Payable (Less: Reduced)	- 56,994.81
Net Cash Flows from Operating Activities	577,155.11
3. Net Increased of Cash and Cash Equivalent
Cash Of Year Ending	1,005,456.11
Less: Cash of Year Beginning	468,904.75
Net Increased of Cash and Cash Equivalent	536,551.36

Director: Chen Xin

Reporter: Gu Yongchun

T.Z.F. INTERNATIONAL PHARMACEUTICAL (JIANGSU), INC.

(Formerly Second Pharmacy Factor of Yangcheng City)

NOTES TO FINANCIAL STATEMENTS

December 31, 2000 (In U.S. Dollars)

(Audited)

Note 1. ORGANIZATION AND NATURE OF BUSINESS

The Company was formerly Second Pharmacy Factory of Yancheng City. That factory was incorporated under the laws of China in 1971 and owned by China government. Registration number was 3209251100549. Registered capitals were US$ 73,760. Major business includes producing of medicine materials, pill, injection, capsule and preparation.

Pursuant to a investment corporation agreement between T.Z.F. International Herbs Investment Inc., ("BC Company") and Jiangsu Jianhu People's Government dated on September 12, 2000, T.Z.F. International Herbs Investment Inc. purchased this factory at US$ 1,692,865. And after closing the transaction the factory name was changed to T.Z.F. International Pharmaceutical (Jiangsu) Inc.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Accounting

"Enterprise Accounting Principle;" "Foreign Investment Enterprise Accounting Principle"

Period of Accounting

Fiscal year ends by calendar year (From January 1 to December 31.)

Book-keep and price calculation principle

Method of local currency and foreign currency reviewing

Reviewing and bookkeeping relied on RMB as local currency. If involving with foreign currency, calculated upon the middle price of marketing exchange rate to RMB. At the end of year , it will be adjusted by year-end exchange rate. Difference will input in current lost and profit item.

Principle and method of bad debits

If debtor bankrupts, debits could be not returned by court decision; debtor died, debits could be not returned by any responders or heritages; debtor could not return for a long time, the debits will belong to bad debits after certified recognization. Bad debits reviews by direct reviewing-deleting principle.

Inventory calculation

Inventory divided by row materials, producing products , finished products and low cost breakage products. All inventory calculated at real cost of receiving and average accumulation of sale . Low cost breakage inventory calculated by demorzation.

Fixed assets and depreciation

Fixed assets are buildings, mechanic devices, shipping devices and other devices, tools related with producing business , which used over one year. If they are not producing equipments, they have to be over two year use and valued over US$ 241.

Fixed assets calculate at real cost price when getting. Depreciation calculates by average year principle. Fixed assets minus depreciation and estimated use years, to become depreciation rate.

	Year of use	Annual Depreciation Rate
Building	20	4.75%
Mechanic Devices	5	19%
Shipping Devices	5	19%
Other Devices	5	19%

Long term amortization

Long term amortization depends on straight line principle within profits period.

Income principle

The company transfers the risk and return of product ownership to purchasers. The company no longer owns the continued management rights and real controlling rights. Related income has received or got invoices. That means approaching the income.

Note 3. TAX

	Method of Tax	Tax Rate
Value increased tax	sales revenue	17%
City approved tax	flow tax	3%
Additional education	flow tax	5%
Income	income tax	33%

Note 4. MAJOR ITEMS NOTES

1. Cash and short term

2000.12.31
Cash	US $ 5,625.00
Bank deposit	US $ 999,830.00
Total	US $ 1,005,455.00

2. Accounts receivable

	2000.12.31	Percentage
1 year	US$ 915,012.00	54.6%
1 - 2 years	US$ 394,661.00	23.55%
2 - 3 years	US$ 300,311.00	17.92%
over 3 years	US$ 65,860.00	3.93%
Total	US$ 1,675,844.00	100%

First five accounts receivable
Jiangsu Huiyin 82 Hospital	US$ 71,762	1 - 2 years
Nanjing 118 Hospital	US$ 55,139	1 2 years
Yancheng Medicine Station	US$ 38,499	1 year
Jiangsu Lianshui Medicine Co.	US$ 33,072	1 year
Jiangsu Xinhua Medicine Co.	US$ 31,506	1 year

3. Other receivables
1 year	US$ 291,300.00	41.5%
1- 2 years	US$ 227,424.00	32.4%
2 - 3 years	US$ 133,366.00	19%
over 3 years	US$ 49,837.00	7.1%
Total	US$ 701,927.00	100%

Details
Jiangxi Shangrao Jintai Enterprise Co.	Transfer fee	US$ 399,033	1 year
Jiangsu Jianhu Moving Co.	Moving fee	US$ 54,776	1 year
Jiangsu Jianhu Business Building	Sponsor fee	US$ 50,098	1-2 years
Shengcheng Jin	Borrow	US$ 36,276	1 year
Jiangsu Jianhu Business Bureau	Assoc. Fee	US$ 28,174	1 year

4. Inventory
Finished products	US$ 121,681.00
Packing products	US$ 541,738.00
Material products	US$ 61,422.00
Low cost breakage products	US$ 136,618.00
Total	US$ 861,459.00

5. Fixed assets and accumulated depreciation

	2000.1.1	annual increased	annual decreased	2000.12.31
Original cost
Buildings	570,875.00		284,961.00	285,914.00
Mechanic devices	199,092.00		1,064.00	198,028.00
Shipping devices	163,494.00		18,845.00	144,649.00
Electronic devices	37,236.00		1,657.00	35,579.00
Other devices	134,483.00		74,135.00	60,348.00
Total	1,105,180.00		380,662.00	724,518.00

Depreciation
Buildings	156,422.00	6,586.00	110,999.00	52,009.00
Mechanic devices	27,275.00	17,734.00	224.00	44,785.00
Shipping devices	41,563.00	6,100.00	13,933.00	33,730.00
Electronic devices	11,453.00	2,552.00	745.00	13,260.00
Other devices	47,589.00	220.00	15,500.00	32,309.00
Total	284,302.00	33,192.00	141,401.00	176,093.00
Net	820,876.00

6. Project in processing

	1999.12.31	Annual increased	2000.12.31
New building	US$ 102,924.00	US$ 1,815,449.00	US$ 1,918,373.00

7. Fixed assets clearance

Total amounts were US $239,260.77 by December 31, 2000. Company cleared some fixed assets which were over the years of use.

8. Intangible assets

	Annual increased	2000.12.31
Rights of land use	US$ 1,239,941.00	US$ 1,239,941.00	audited price

Intangible assets US$ 1,239,941.00 of land use rights is estimated by Jianhu Land Estimation Company. Its audit report is No. 50 of 2000. By December 31, 2000, the company had the permit of developing this land (2000-02).

9. Short term loan

	2000.12.31	Loan period	Monthly interest rate
China industry bank	1,035,066.00	99.6.25-01.6.25	0.63315%
China Jianshe bank	60,459.00	99.12.29-00.7.17	0.685%
Total	1,095,525.00

10. Accounts Payable

By December 31, 2000 Accounts payable were US$ 913,669.00. No loans to major shareholders.

11. Tax payable

	2000.01.01	Should Pay Amt.	Paid Amt.	2000.12.31
Value increased tax	184,449.00	299,454.00	207,202.00	276,701.00
Sales tax		64,691.00		64,691.00
City approved tax	-1,665.00	19,501.00	7,185.00	10,650.00
Education fee	5,938.00	10,924.00	6,208.00	10,654.00
Yinhua tax	-450.00	670.00	840.00	-620.00
Property tax	2,634.00	4,648.00	3,091.00	4,190.00
Comprehensive funds	28,498.00	12,729.00	16,655.00	24,573.00
Land use tax	56.00	1,321.00	1,114.00	264.00
Income tax	-14,672.00	14,909.00	1,409.00	-1,171.00
Total	204,789.00	428,850.00	243,706.00	389,933.00

12. Other accounts payable

By December 31, 2000 Accounts payable were US$ 350,000.00. No loans to major shareholders.

13. Long term accounts payable

By December 31, 2000 Accounts payable were US$ 305,738.00. No loans to major shareholders.

14. Received capital

	Capital amount	Occupied
T.Z.F. International Herbs Investment, Inc.	1,692,865.00	100%

15. Capital accumulation

By December 31, 2000, capital accumulation left was US$ 1,314,317.00. It formed by value increased from land.

16. Profit accumulation

By December 31, 2000, the profit accumulation was US$ 636,132.00.

17. Product sales

Year 2000
Injection	1,42,275.00
Raw material	808,149.00
Capsule	515,683.00
Pill	485,755.00
Syrup	400,181.00
Total	3,637,043.00

18. Product sales cost
Year 2000
Injection	899,090.00
Raw material	681,632.00
Capsule	309,504.00
Pill	344,788.00
Syrup	260,193.00
Total	2,495,207.00

19. Other Profits

	Title	Year 2000
Other input	Technology transfer fee	1,172,914.00
Other output	tax and others	71,160.00
Total		1,244,074.00

Note 5. OTHER EXPLANATION

On September 12, 2000, Jiangsu Jianhu People's Government ("A" hereof) and T.Z.F. International Herbs Investment Inc. ("B" hereof) signed an Investment Cooperation Agreement. Details: "A" agreed "B" purchased all acquisitions of Second Pharmacy Factory of Yancheng City; "B" agreed to invest US$ 1,692,865.00 in factory as fixed capital and to deposit the funds before November 30, 2000. "B" agreed to take over all debts and profits of factory according to its financial statement dated on August 31, 2000. If "B" did not pay off all amount, "B" had no rights to take over the factory.

"B" appointed Shenzhen Shengqi Investments Co., Ltd. to make payments to the factory. Shenzhen Shengqi Investments Co., Ltd. paid US$ 362,756.00, 302,297.00 and 1,027,811.00 to the factory on September 28, November 22, and November 28 of 2000. Total US$ 1,692,865.00 paid off.

"A" agreed to not collect the 2000 income tax from "B", starting the date both parties signed. Accordingly, the Company did not count US$ 450,849.00 income tax from US$ 1,366,209.00 total profits, from beginning of September 2000 to end of December 2000.

REPORT ON EXAMINATION OF PRO FORMA FINANCIAL INFORMATION

To the Directors of T.Z.F. International Investments, Inc.

We have examined the pro forma adjustments reflecting the transaction described in Note 1 and the application of adjustments to the historical amounts in the accompanying pro forma condensed balance sheet of T.Z.F. International Investments, Inc. as of December 31, 2000, and the pro forma condensed statement of income for the year then ended. The historical condensed financial statements are derived from the historical financial statements of T.Z.F. International Investments, Inc., which were audited by us, and of TZF International Herbs (JiangSu) Co. Ltd., which were audited by other accountants, appearing elsewhere herein. Such pro forma adjustments are based upon management's adjustments described in Note 2. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the pro forma condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the abovementioned transaction described in Note 1, the related pro forma adjustments give appropriate effect to those adjustments, and the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in the pro forma condensed balance sheet as of December 31, 2000, and the pro forma condensed statement of income for the year then ended.

Moen and Company

Chartered Accountants

February 28, 2001

Vancouver, Canada

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Formerly Sabai Sabai Enterprises Corp.)

(A Nevada Corporation)

Pro Forma Condensed Consolidated Balance Sheets

December 31, 2000 (In U.S. Dollars)

	TZF December 31, 2000 (consolidated, excluding TZF Jiangsu and ShenZhen Net)	TZF Jiangsu December 31, 2000 Note 1	TZF Jiangsu Adjustments	Pro Forma Consolidated December 31, 2000
ASSETS
Current Assets
Cash and cash equivalents	$246,261	$1,005,456		$$1,251,717
Accounts receivable	1,956,489	2,456,869		4,413,358
Advance to TZF Net
Prepaid expenses and deposits	11,424	-		11,424
Subscriptions receivable	406,434	-		406,434
Inventories, at lower cost or market	371,149	861,460		1,232,609
TOTAL CURRENT ASSETS	2,991,757	4,323,785		7,315,542
Investment in acquisitions	4,877,092	-	(1,786,591)	3,090,501
Fixed assets	1,852,424	3,945,998		5,798,422
Intangible Assets	4,066,186	-		4,066,186
Goodwill, at cost	147,177	-		147,177
TOTAL ASSETS	$13,934,636	$8,269,783	$(1,786,591)	$20,417,828
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Bank loans - secured	$483,676	$1,095,526		$1,579,202
Accounts payable and accrued	268,559	1,748,425		2,016,984
Management fees payable	150,004	-		150,004
Due to related parties, unsecured, non-interest bearing, with no specific terms of repayment	515,053	-		515,053
TOTAL CURRENT LIABILITIES	1,417,292	2,843,951		4,261,243
Long-term liabilities
Long-term debt	-	306,138		306,138
Deferred liabilities - pension	212,562	-		212,562
	212,562	306,138		518,700
TOTAL LIABILITIES	1,629,854	3,150,089		4,779,943
Stockholders' Equity
Capital stock authorized - 100,000,000 common shares at $0.0001 par value; issued35,897,309 common shares (1999 - 1,600,000 shares) - par value	3,590	3,007,183	(3,007,183)	3,590
Paid-in capital in excess of par value of stock	11,892,840		3,333,103	15,225,943
Retained earnings (deficit) accumulated during the development stage	403,969	2,112,511	(2,112,511)	403,969
Cumulative translation	4,383			4,383
	12,304,782	5,119,694	(1,786,591)	15,637,885
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	13,934,636	8,269,783	(1,786,591)	20,417,828

See Notes to Pro Forma Financial Statements

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Formerly Sabai Sabai Enterprises Corp.)

(A Nevada Corporation)

Unaudited Pro Forma Statement of Operations

Relating to Acquisition of TZF JiangSu (In U.S. Dollars)

	TZF - for the period Jan. 1, 1999 to Dec. 31, 1999	TZF JiangSu - for the period Jan. 1, 1999 to Dec. 31, 1999	Pro Forma - for the period Jan. 1, 1999 to Dec. 31, 1999
REVENUE
Sales	$ -	$3,704,958	$3,704,958
Other income	$ -	314,389	314,389
Interest income	956	-	956
	956	4,019,347	4,020,303
Less: sales tax	-	(10,848)	(10,848)
	956	4,008,499	4,009,455
Cost of sales	-	(2,804,155)	(2,804,155)
Gross Profit	956	1,204,344	1,205,300
Operating costs
Selling expenses	-	335,850	335,850
Financial expenses	-	117,411	117,411
General and administrative expenses	8,471	375,712	384,183
	8,471	828,973	837,444
Profit (loss) before income tax	(7,515)	375,371	367,856
Income tax	-	20, 124	20,124
Net profit (loss)	$(7,515)	$355,247	$355,247
Net profit per share			$0.06
Weighted average shares outstanding			6,000,000

See Notes to Pro Forma Financial Statements

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Formerly Sabai Sabai Enterprises Corp.)

(A Nevada Corporation)

Unaudited Pro Forma Statement of Operations

Relating to Acquisition of TZF JiangSu (In U.S. Dollars)

	TZF - for the period Jan. 1, 2000 to Sep. 30, 2000	TZF JiangSu - for the period Jan. 1, 2000 to Dec. 31, 2000	Pro Forma - for the period Jan. 1, 2000 to Dec. 31, 2000
REVENUE
Sales	$1,868,276	$3,637,046	$5,505,322
Other income	227,464	1,101,753	1,329,217
	2,095,740	4,738,799	6,834,539
Cost of Sales	887,649	2,518,320	3,405,969
Gross Profit	1,208,091	2,220,479	3,428,570
Operating costs
Selling expenses		300,400	300,400
General and administrative expenses	543,092	512,960	1,056,052
Stock based compensation	252,400		252,400
	795,492	813,360	1,608,852
Profit (loss), before income tax	412,599	1,407,119	1,819,718
Income tax		13,500	13,500
Net profit (loss)	$412,599	$1,393,619	$1,806,218
Net profit per share			$0.11
Weighted average shares outstanding			17,717,212

See Notes to Pro Forma Financial Statements

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

(Formerly Sabai Sabai Enterprises Corp.)

(A Nevada Corporation)

(A Development Stage Company)

Notes to Unaudited Pro Forma Financial Statements

Note 1. Business Transaction - TZF Jiangsu

On December 31, 2000, the BC Company completed the purchase of T.Z.F. International Herbs

(Jiangsu) Co. Ltd. ("TZF Jiangsu") (formerly Second Pharmacy Factory of Yancheng City),

("Second Pharmacy"), a Chinese corporation. The purchase was completed pursuant to the terms of an Acquisition and Investment Agreement dated September 12, 2000.

In accordance with the Acquisition and Investment Agreement, the purchase price was a total of RMB 14,000,000.00 (US$1,786,591), which was paid in cash in two installments, plus assumption of liabilities totaling approximately RMB 400,000 (approximately US$48,000). The first cash installment totaling RMB 3,000,000.00 (approximately US$362,000), was paid on September 18, 2000. The second cash installment of RMB 11,000,000.00 (approximately US$1,376,591) was paid in two parts, on November 22 and November 28, 2000.

The purchase price for the assets of TZF Jiangsu was determined through arms length negotiation with the seller.

The cash purchase price for the assets of TZF Jiangsu was paid on behalf of the BC Company by Xin Chen, one of the principal shareholders.

Assets and liabilities of TZF Jiangsu at December 31, 2000, were as follows:

Assets
Cash and cash equivalents	$1,005,456
Accounts receivable, trade	1,675,847
Short-term loans	701,927
Inventories	79,095
Construction in progress	861,460
Fixed assets, net of amortization	1,918,374
Fixed assets, other	548,421
Rights of use of land - 50 years	239,261
1,239,942
8,269,783
Liabilities
Accounts payable, trade	913,669
Accounts payable, others	350,001
Taxes payable	389,934
Payroll and payroll deductions payable	94,821
Long-term liabilities	306,138
Bank loans	1,095,526
3,150,089
Net assets	5,119,694
Gain - Negative goodwill on acquisition added to paid-in capital in these financial statements	3,333,103
Total cash payments on acquisition	$1,786,591

Note 2. Accounting Adjustments to Pro Forma Balance Sheet

Descriptions to accounting adjustments are as follows:

1. Acquisition of TZF Jiangsu for cash

2. Eliminations on consolidation.

Note 3. Accounting by Purchase Method

The abovementioned acquisition will be accounted for as a purchase, with the assets acquired and the liabilities assumed recorded at fair values and the result of operations of TZF International Herbs (JiangSU) Co. Ltd. are included in the Company's financial statements from the date of acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T.Z.F. INTERNATIONAL INVESTMENTS, INC.

By:/S/ JOHNSON CHUNG YU

Johnson Chung Yu, President

Date: March 26, 2001